Exhibit 5.1

December 6, 2022
Steakholder Foods Ltd.
5 David Fikes St.
Rehovot, Israel 7638205

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Steakholder Foods Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”) relating to the issuance and sale of the Company of up to: (a) 6,377,551 American Depositary Shares (the “ADS”), each representing ten ordinary shares of the Company, no par value (the “Ordinary Shares”) and/or or pre-funded warrants to purchase ADSs (the “Pre-Funded Warrants”), (b) 6,377,551 warrants, with each warrant entitling the holder to purchase one ADS (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) and (c) the potential issuance and sale by the Company of up to an additional 956,632 ADSs and/or Warrants that are subject to an over-allotment option granted by the Company to the underwriters of the offering described in the Registration Statement, each as further described in the Registration Statement. The ADSs underline the Warrants are referred herein as the “Warrant Shares”.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes of a meeting of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board, the Ordinary Shares underlying the ADSs, when issued and sold in the offering as described in the Registration Statement, will be duly validly issued, fully paid and non-assessable and (ii) the Ordinary Shares underlying the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board, in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We have further assumed that, at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of Ordinary Shares is authorized and available for issuance under the Articles.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices
Meitar Law Offices